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                                                                   Exhibit 23.1

                        Consent of Independent Auditors

  We consent to the use of our report dated May 10, 1999, except for Note O as to which the date is July 9, 1999, included in the Annual Report on Form 10-K of Aseco Corporation for the year ended March 28, 1999, with respect to the consolidated financial statements, as amended, and schedule, included in this Form 10-K/A.

  We also consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 33-66250, 33-80425, 33-89036, 333-18337) of Aseco
Corporation and Amendment No. 3 to the Registration Statement (Form S-4 No. 333-89675) of our report dated May 10, 1999, except for Note O as to which the date is July 9, 1999, with respect to the consolidated financial statements, as amended, and schedule of Aseco Corporation included in its Annual Report (Form 10-K, as amended by Form 10-K/A) for the year ended March 28, 1999.

                                          ERNST & YOUNG LLP

Boston, Massachusetts
December 28, 1999